UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    June 21, 2012

Commission File No. 000-16929

Soligenix, Inc.
(Exact name of small business issuer as specified in its charter)

DELAWARE	41-1505029
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

29 Emmons Drive, Suite C-10 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)

(609) 538-8200
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.       Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07, on June 21, 2012, the stockholders of Soligenix, Inc. (the “Company”) approved and adopted the Second Amended and Restated Certificate of Incorporation (“Restated Charter”), which increased the number of authorized shares of common stock, par value $0.001 per share (“Common Stock”), from 20,000,000 to 50,000,000.  The Restated Charter became effective upon filing with the Secretary of State of the State of Delaware on June 21, 2012. A copy of the Restated Charter is filed herewith as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07        Submission of Matters to a Vote of Security Holders.

On June 21, 2012, the Company held its Annual Meeting of Stockholders (the “Annual Meeting”), at which the following items were voted upon:

(1)           Election of Directors:

All of the following directors were elected at the Annual Meeting:

Nominee	For	Withhold Authority
Christopher J. Schaber	5,035,906	424,411
Keith L. Brownlie	5,137,643	322,674
Gregg A. Lapointe	2,202,514	3,257,803
Robert J. Rubin	5,136,475	323,842
Jerome Zeldis	5,138,138	322,179

These were 3,387,979 broker non-votes in the election of directors.

(2)           To consider and approve the Second Amended and Restated Certificate of Incorporation, which increases the number of authorized shares of Common Stock from 20,000,000 to 50,000,000:

For	Against	Abstain
7,229,095	1,608,681	10,520

These were no broker non-votes on this proposal.

(3)           To approve an amendment to the Company’s 2005 Equity Incentive Plan to increase the maximum number of shares of Common Stock available for issuance under the plan by 1,250,000 shares, bringing the total shares reserved for issuance under the plan to 3,000,000 shares:

For	Against	Abstain
1,686,698	3,772,031	1,588

These were 3,387,979 broker non-votes on this proposal.

(4)           To ratify the appointment of EisnerAmper LLP as the Company’s independent auditors for the year ending December 31, 2012:

For	Against	Abstain
8,646,100	101,719	100,477

There were no broker non-votes on this proposal.

Item 9.01.       Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Title

3.1	Second Amended and Restated Certificate of Incorporation dated June 21, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Soligenix, Inc.

June 22, 2012	By:	/s/ Christopher J. Schaber
Christopher J. Schaber, Ph.D.
President and Chief Executive Officer
(Principal Executive Officer)